Exhibit 10.1

SHARED SERVICES AGREEMENT

THIS AMENDED AND RESTATED SHARED SERVICES AGREEMENT (this “Agreement”) is made as of August 11, 2022 (the “Effective Date”) by and between FG Financial Group, Inc., a Delaware corporation (the “Company”), and Fundamental Global Management, LLC, a Delaware limited liability company (the “FGM”). Each party hereto shall be referred to as, individually, a “Party” and, collectively with each other Party, the “Parties.” This Agreement amends and restates in its entirety the prior Shared Services Agreement between the Company and FGM dated effective as of March 31, 2020.

WHEREAS, the Company desires to engage FGM to provide the Services described herein, and FGM wishes to be engaged to provide such Services, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms. Except as otherwise noted, for all purposes of this Agreement, the following terms shall have the respective meanings set forth in this Section 1.1, which meanings shall apply equally to the singular and plural forms of the terms so defined:

“Affiliate” means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person or (ii) any officer, director, general partner, managing member, manager or trustee of such Person. For purposes of this definition, the terms “controlling,” “controlled by” or “under common control with” shall mean, with respect to any Persons, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least 50% of the directors, general partners, managers or Persons exercising similar authority with respect to such Person.

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Automatic Renewal Term” has the meaning set forth in Section 2.2 hereof.

“Board” means, with respect to the Company, the Board of Directors of the Company, or any committee thereof that has been duly authorized by the Board of Directors to make a decision on, or bind the Company, as to the matter in question.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in The City of New York are required, permitted or authorized, by applicable law or executive order, to be closed for regular banking business.

“Direct Expenses” has the meaning set forth in Section 7.2(a) hereof.

“Effective Date” has the meaning set forth in the preamble of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Federal Securities Laws” means, collectively, the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder.

“FGM” has the meaning set forth in the preamble of this Agreement.

“Fiscal Quarter” means the Company’s fiscal quarter for purposes of its reporting obligations under the Exchange Act.

“GAAP” means generally accepted accounting principles in effect in the United States, consistently applied.

“Governing Documents” means the Certificate of Incorporation and Bylaws of the Company, each as may be amended, revised, supplemented or otherwise modified from time to time.

“Indebtedness” means, with respect to any Person, (i) any liability for borrowed money, or under any reimbursement obligation relating to a letter of credit, (ii) all indebtedness (including bond, note, debenture, purchase money obligation or similar instrument) for the acquisition of any businesses, properties or assets of any kind (other than property, including inventory, and services purchased, trade payables, other expenses accruals and deferred compensation items arising in the Ordinary Course of Business), (iii) all obligations under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (iv) any liabilities of others described in the preceding clauses (i) to (iii) (inclusive) that such Person has guaranteed or that is otherwise its legal liability, and (v) (without duplication) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i) through (iv) above.

“Indemnitee” has the meaning set forth in Section 9.1 hereof.

“Independent Director” means a director who (i)(a) is not an officer or employee of the Company, or an officer, director or employee of any of the Subsidiaries of the Company or their Subsidiaries, and (b) was not appointed as a director pursuant to the terms of this Agreement, and (ii) satisfies the independence requirements under the Exchange Act and the rules and regulations of the principal securities exchange on which the Company’s shares are traded.

“Initial Term” has the meaning set forth in Section 2.2 hereof.

“Investment Advisers Act” means the Investment Advisers Act of 1940, as amended.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

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“Losses” has the meaning set forth in Section 9.1 hereof.

“Ordinary Course of Business” means, with respect to any Person, an action taken by such Person if such action is (i) taken in the normal day-to-day business or operations of such Person and (ii) which is not required to be specifically authorized or approved by the board of directors of such Person.

“Party” and “Parties” have the meaning set forth in the preamble of this Agreement.

“Person” means an individual, a partnership, a joint venture, a corporation, an association, a joint stock company, a limited liability company, a trust, an estate, a nominee, an unincorporated organization or a government or any department or agency or political subdivision thereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Services” has the meaning set forth in Section 3.1(a) hereof.

“Subsidiary” means, with respect to the Company, any other Person in which the Company, directly or indirectly through one or more Affiliates or otherwise, beneficially owns at least fifty percent (50%) of either the ownership interest (determined by equity or economic interests) in, or the voting control of, such other Person.

“Wind-Down Costs” has the meaning set forth in Section 8.4(c) hereof.

In addition, the words “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and the words “includes” or “including” shall be deemed to mean “includes” or “including without limitation.”

ARTICLE II

ENGAGEMENT OF FGM; TERM

Section 2.1 Engagement. The Company hereby engages FGM to perform the Services as set forth in Section 3.1 hereof, and FGM hereby accepts such engagement, on the terms and subject to the conditions set forth herein.

Section 2.2 Term. This Agreement is effective as of the Effective Date and shall continue in operation, unless terminated in accordance with the terms hereof, until the third (3rd) anniversary of the Effective Date (the “Initial Term”). After the Initial Term, this Agreement shall be deemed renewed automatically each year for an additional one-year period (an “Automatic Renewal Term”) unless terminated in accordance with the terms hereof.

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ARTICLE III

OBLIGATIONS OF THE PARTIES

Section 3.1 Obligations of FGM.

(a) Subject to the oversight and supervision of the Board and the terms and conditions of this Agreement, FGM shall during the term of this Agreement (including any Automatic Renewal Term) (i) perform the services as set forth in Schedule A hereto (collectively, the “Services”) and (ii) comply with the provisions of the Governing Documents, as amended from time to time, and the operational objectives and business plans of the Company in existence from time to time. The Company has, as of the Effective Date, provided FGM with the Governing Documents, internal policies and all stated operational objectives and business plans of the Company (and the Subsidiaries, as applicable) approved by the Board, and thereafter shall promptly provide FGM with all amendments to the Governing Documents, internal policies and all stated operational objectives and business plans of the Company (and the Subsidiaries, as applicable) approved by the Board and any other available information reasonably requested by FGM in order to perform the Services.

(b) In connection with the performance of its obligations under this Agreement, FGM shall be required to obtain authorization and approval of the Company’s Board in accordance with the Company’s internal policies regarding action requiring Board approval, as otherwise required by the Board (or any applicable committee thereof) or the Company’s officers, or as otherwise required by applicable law.

(c) In connection with the performance of the Services under this Agreement, FGM shall use reasonable efforts to comply with the Company’s internal compliance policies and procedures.

(d) In connection with the performance of its obligations under this Agreement, FGM is not permitted to, and nothing in this Agreement shall require FGM to, engage in any activities that would cause it to become an “investment adviser” as defined in Section 202(a)(11) of the Investment Advisers Act, or any successor provision thereto.

(e) While FGM is providing the Services under this Agreement, FGM shall also be permitted to provide services, including services similar to the Services covered hereby, to any other Persons, including any Affiliates of FGM, but FGM shall not render any services to any other Person on behalf of the Company or the Subsidiaries except as may be directed by the Board. This Agreement and FGM’s obligation to provide the Services under this Agreement shall not create an exclusive relationship between FGM and its Affiliates, on the one hand, and the Company and the Subsidiaries, on the other.

Section 3.2 Obligations of the Company

(a) The Company shall, and shall cause the Subsidiaries to, do all things reasonably necessary as requested by FGM consistent with the terms of this Agreement to enable FGM to fulfill its obligations under this Agreement.

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(b) The Company shall take reasonable steps to (i) direct its officers and employees to act in accordance with the terms of this Agreement and the reasonable directions of FGM in fulfilling FGM’s obligations hereunder and allowing FGM to exercise its powers and rights hereunder and (ii) provide to FGM all access, information and reports (including monthly management reports and all other relevant reports), which FGM may reasonably require on such dates as FGM may reasonably require.

(c) Without the prior written consent of FGM, the Company shall not amend any provision of the Governing Documents that adversely affects the rights of FGM hereunder.

(d) The Company agrees that, in connection with the performance by FGM of its obligations hereunder, FGM may recommend to the Company, and may engage in, transactions with any of FGM’s Affiliates; provided, that any such transactions between the Company and any of FGM’s Affiliates shall be subject to the authorization and approval of the Independent Directors.

(e) The Company shall take any and all actions necessary to ensure that it does not engage in any activities that would cause the Company to become an “investment company” as defined in Section 3(a)(1) of the Investment Company Act, or any successor provision thereto, subject to any grace periods set forth therein.

Section 3.3 Other Activities and Competition.

(a) Except to the extent otherwise agreed between FGM and the Company in writing, FGM, its members (including any natural persons) and any of its Affiliates, agents, representatives or employees may engage in or possess an interest in other investments, business ventures or entities of any nature or description, independently or with others, similar or dissimilar to, or that compete with, the business of the Company or the Subsidiaries, and may provide advice and other assistance to any such investment, business venture or entity, and the Company shall have no rights by virtue of this Agreement in and to such investments, business ventures or entities or the income or profits derived therefrom, and the pursuit of any such investment or venture, even if competitive with the business of the Company or the Subsidiaries, shall not be deemed wrongful or improper. None of FGM, its members or any of its Affiliates, agents, representatives or employees shall be obligated to present any particular investment or business opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be taken by the Company or its Subsidiaries, and FGM, its members or any of its Affiliates, agents, representatives or employees shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or business opportunity. While information and recommendations supplied to the Company and the Subsidiaries shall, in FGM’s reasonable and good faith judgment, be appropriate under the circumstances and in light of the policies of the Company and the Subsidiaries, such information and recommendations may be different in certain material respects from the information and recommendations supplied by FGM or any Affiliate of FGM to others.

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(b) The Company acknowledges and agrees that (i) personnel and members of FGM and its Affiliates may work on other projects and matters, and that conflicts may arise with respect to the allocation of personnel and (ii) there may be circumstances where FGM and/or its personnel and members acquire knowledge of a corporate opportunity of the Company or the Subsidiaries and FGM, its personnel, members and/or its Affiliates, and such corporate opportunity may be pursued by FGM, its personnel, members and/or its Affiliates or shared with other parties (in lieu of the Company or the Subsidiaries).

Section 3.4 Change of Services.

(a) The Company and FGM shall have the right at any time during the term of this Agreement (including any Automatic Renewal Term) to jointly agree to change the Services provided by FGM.

(b) Any change in the Services shall be authorized in writing and evidenced by an amendment to this Agreement, as provided in Section 12.9 hereof. Unless otherwise agreed in writing, the provisions of this Agreement shall apply to all changes in the Services.

ARTICLE IV

POWERS OF FGM

Section 4.1 Powers of FGM.

(a) FGM shall, subject to the oversight and supervision of the Board and the terms and conditions of this Agreement, have the power and obligation to perform the Services for and on behalf of the Company, with all such powers as may reasonably be incident to such responsibilities. FGM shall also perform such other duties and may exercise such other powers as from time to time may be assigned to FGM by the Board.

(b) Notwithstanding anything to the contrary set forth herein and except as such authority is provided to FGM by the Board or a committee thereof, FGM shall have no power to enter into any contract for or on behalf of the Company or otherwise subject it to any obligation, such power to be the sole right and obligation of the Company, acting through its Board and/or the officers of the Company.

(c) Subject to Section 4.2 and for purposes other than to delegate its duties and powers to perform the Services hereunder, FGM shall have the power to engage agents, consultants, contractors and advisors (including accounting, financial, tax and legal advisors) that it deems necessary or desirable in connection with the performance of its obligations hereunder, which costs therefor shall be subject to reimbursement or direct payment by the Company in accordance with Section 7.2 hereof. For the avoidance of doubt, FGM may not engage investment advisers on behalf of the Company or the Subsidiaries unless such authority is provided to FGM by the Board or a committee thereof.

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Section 4.2 Delegation. FGM may delegate or appoint one or more other Persons, which may or may not be Affiliates of FGM, as its agent, to perform any or all of the Services hereunder; provided, however, that, if such agent is not an Affiliate of FGM, those Services shall not be critical to the ability of FGM to satisfy its obligations hereunder, as determined in the sole discretion of FGM; provided, further, that, in each case, FGM shall not be relieved of any of its obligations or duties owed to the Company or the Subsidiaries hereunder as a result of such delegation. FGM shall be permitted to share information of the Company and the Subsidiaries with its appointed agents subject to appropriate confidentiality arrangements. For the avoidance of doubt, any reference to FGM herein shall include its delegates or appointees pursuant to this Section 4.2.

ARTICLE V

INSPECTION OF RECORDS

Section 5.1 Books and Records of the Company. At reasonable times and on reasonable notice, FGM and any Person authorized by FGM shall have access to, and the right to inspect, for any reasonable purpose, during the term of this Agreement (including any Automatic Renewal Term) and for a period of three (3) years after termination hereof, the books, records and data stored in computers and all documentation of the Company and the Subsidiaries pertaining to all Services performed by FGM or the Shared Services Fee, Direct Expenses to be paid by the Company to FGM, in each case, hereunder. There shall be no cost or expense charged by any Party to another Party pursuant to the exercise of rights under this Section 5.1.

ARTICLE VI

REPRESENTATIONS OF THE COMPANY

AND FGM AS TO AUTHORITY

Section 6.1 Representations as to Authority. Each Party represents to the other that it is duly authorized with full power and authority to execute, deliver and perform its obligations and duties under this Agreement. The Company represents that the engagement of FGM has been duly authorized by the Board and is in accordance with the Governing Documents of the Company.

ARTICLE VII

SHARED SERVICES FEE; DIRECT EXPENSES

Section 7.1 Shared Services Fee. Subject to the terms and conditions set forth in this Section 7.1, for the term of this Agreement, including any Automatic Renewal Term, the Company shall pay FGM a shared services fee for the Services provided under this Agreement equal to $456,250 for each Fiscal Quarter (or $1,825,000 on an annual basis) (the “Shared Services Fee”) within 10 days following the beginning of each Fiscal Quarter.

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Section 7.2 Reimbursement of Expenses.

(a) Subject in all respects to the Company’s Expenditure and Contract Authorization Matrix, as reviewed and approved by the Board from time to time (the “Authority Matrix”), the Company shall reimburse FGM for the following amounts that are actually incurred by FGM during the term of this Agreement in connection with the performance of the Services (collectively, the “Direct Expenses”) or timely pay said Direct Expenses directly upon prior agreement of the Company:

(i) costs of legal, tax, accounting, consulting, auditing, administrative and other similar services rendered for the Company and the Subsidiaries by providers retained by FGM;

(ii) the cost of liability insurance to indemnify the Company’s directors and officers;

(iii) costs associated with the establishment and maintenance of any of the Company’s or any Subsidiary’s credit or other indebtedness of the Company or any Subsidiary (including commitment fees, accounting fees, legal fees, closing and other similar costs) or any of the Company’s or any Subsidiary’s securities offerings;

(iv) expenses connected with communications to holders of the Company’s or any Subsidiary’s securities and other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including all costs of preparing and filing required reports with the Securities and Exchange Commission, the costs payable by the Company to any transfer agent and registrar in connection with the listing and/or trading of the Company’s stock on any exchange, the fees payable by the Company to any such exchange in connection with its listing, costs of preparing, printing and mailing the Company’s annual report to its stockholders and proxy materials with respect to any meeting of the Company’s stockholders;

(v) costs associated with any computer software or hardware, electronic equipment or purchased information technology services from third party vendors that is used by the Company and/or the Subsidiaries;

(vi) expenses incurred by managers, officers, personnel and agents of FGM for travel on the Company’s or any Subsidiary’s behalf and other out-of-pocket expenses incurred by managers, officers, personnel and agents of FGM while providing the Services;

(vii) the costs of maintaining compliance with all U.S. federal, state and local rules and regulations or those of any other regulatory agency;

(viii) license fees;

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(ix) all insurance costs incurred in connection with the operation of the Company’s and the Subsidiaries’ business, including for the costs attributable to the insurance that FGM elects to carry or incur for itself and its personnel related to the provision of Services;

(x) expenses relating to any office(s) or office facilities, including, but not limited to disaster backup recovery sites and facilities, maintained for the Company and the Subsidiaries separate from the office or offices of FGM;

(xi) expenses connected with the payments of interest, dividends or distributions in cash or any other form authorized or caused to be made by the Board to or on account of holders of the Company’s or any Subsidiary’s securities, including in connection with any dividend reinvestment plan;

(xii) any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against the Company or any of the Subsidiaries, or against any trustee, director, partner, member or officer of the Company or of any of the Subsidiaries in his, her or its capacity as such for which the Company or any of the Subsidiaries is required to indemnify such Person by any court or governmental agency; and

(xiii) all other expenses actually incurred by FGM which are reasonably necessary for, or incurred in connection with, the performance by FGM of its duties and functions under this Agreement.

In the event any Direct Expenses are not within the limitations set forth in the Authority Matrix, the reimbursement of any such Direct Expenses shall be subject to the prior approval of the Company’s Compensation Committee.

(b) Prior to the Effective Date, FGM has provided the Compensation Committee with complete records regarding the Direct Expenses incurred on behalf of the Company for the period from January 1, 2020 to, but excluding, the Effective Date (the “Pre-Effective Date Direct Expenses”). Within ten Business Days following the Effective Date, the Company shall pay FGM an amount equal to the Pre-Effective Date Direct Expenses.

(c) Any Direct Expenses reimbursement required to be made in accordance with this Section 7.2 shall be made promptly (an in any event within thirty (30) days) after the approval of the Compensation Committee, if required, and the delivery of supporting documentation, in U.S. dollars by wire transfer in immediately available funds to an account or accounts designated by FGM from time to time. FGM shall maintain cumulative books and records with respect to the details of any calculations made pursuant to this Section 7.2, which records shall be available for inspection and reproduction at any time upon request by the Board or the Compensation Committee, including pursuant to the reviews provided for in Section 7.2(d).

(d) Except as otherwise provided for in this Section 7.2, all reimbursements made pursuant to this Section 7.2 shall, at least annually, be reviewed by the Company’s Compensation Committee in connection with the preparation of the Company’s quarterly and year-end consolidated financial statements. If the Company’s Compensation Committee identifies any discrepancy in such reimbursements, then the Company’s Compensation Committee, on behalf of the Company, and FGM shall mutually resolve such discrepancy.

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(e) Nothing herein shall obligate FGM to advance any Direct Expenses on behalf of the Company.

ARTICLE VIII

TERMINATION

Section 8.1 Termination by FGM. FGM may resign and terminate this Agreement at any time with 120 days’ prior written notice to the Company of FGM’s intention to terminate this Agreement, which right shall not be contingent upon the finding of a replacement service provider. However, if FGM resigns, until the date upon which the resignation becomes effective, FGM shall, upon request of the Board, use reasonable efforts to assist the Board to find a replacement service provider.

Section 8.2 Termination by the Company.

(a) The Company’s Board may terminate this Agreement and FGM’s appointment only at the end of the Initial Term or at the end of any Automatic Renewal Term with one year’s prior written notice if, at any time, the Independent Directors of the Company’s Board unanimously vote to terminate this Agreement. For the avoidance of doubt, the Initial Term or subsequent Automatic Renewal Terms will automatically renew at the end of Initial Term or each such Automatic Renewal Term (as applicable) unless the Agreement is terminated as described in this Section 8.2(a) or Section 8.1.

(b) The Company’s Board, by unanimous vote of its Independent Directors, may terminate this Agreement and FGM’s appointment with immediate effect by written notice if, at any time:

(i) (x) FGM materially breached the terms of this Agreement and such breach continued unremedied for sixty (60) days after FGM receives written notice from the Company setting forth the terms of such breach or (y) FGM (A) acted with gross negligence, willful misconduct, or bad faith in performing its duties and obligations under this Agreement or (B) engaged in fraudulent or dishonest acts in connection with the business or operations of the Company; or

(ii) FGM has been convicted of a felony under federal or state law.

Section 8.3 Directions. After a written notice of termination has been given under this Article VIII, the Company may direct FGM to undertake any actions reasonably necessary to transfer any aspect of the ownership or control of the assets of the Company to the Company or to any nominee of the Company and to do all other things reasonably necessary to bring the appointment of FGM to an end, and FGM shall comply with all such reasonable directions. In addition, FGM shall, at the Company’s expense, deliver to any new service provider or the Company any books or records held by FGM under this Agreement and shall execute and deliver such instruments and do such things as may reasonably be required to permit new management of the Company to effectively assume its responsibilities.

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Section 8.4 Payments Upon Termination.

(a) Notwithstanding anything in this Agreement to the contrary, upon any termination of this Agreement pursuant to this Article VIII, the Company shall pay FGM any Direct Expenses reimbursable to FGM pursuant to Section 7.2 hereof. Following the date of termination, FGM shall have no obligation to fund any Direct Expenses of the Company. All payments made pursuant to this Section 8.4(a) shall be made in accordance with Article VII hereof.

(b) In addition, upon termination of this Agreement for any reason pursuant to this Article VIII, the Company shall pay FGM an amount concurrently with such termination equal to the Company’s pro rata share of Wind-Down Costs (as reasonably determined by FGM). For purposes of this Agreement, “Wind-Down Costs” shall be equal to the actual costs incurred by FGM and its Affiliates to wind-down the Services being provided to the Company immediately prior to the termination date, which costs may include, without limitation, employee severance payments, lease payments (offset by any ability to sublease leased space), and other costs associated with winding down the Services. Any payments made pursuant to this Section 8.4(c) shall be made in U.S. dollars by wire transfer in immediately available funds to an account or accounts designated by FGM from time to time.

ARTICLE IX

INDEMNITY

Section 9.1 Indemnity. The Company agrees that FGM, including any officer, director, member, partner, principal, employee, agent or other Affiliate of FGM (each hereinafter referred to as an “Indemnitee”) shall not have any liability, responsibility or accountability whatsoever in damages or otherwise to the shareholders of Company or to Company (including its Affiliates) for any debt, obligation, or liability of, or loss suffered by Company or its Affiliates that arises out of any act or omission performed or omitted by such Indemnitee, except to the extent of acts or omissions that constitute fraud, gross negligence, bad faith, willful misconduct or a knowing violation of law by such Indemnitee, in each case as finally determined by a court of competent jurisdiction. Each Indemnitee shall be indemnified by Company, and Company hereby agrees to defend, indemnify, pay, protect and hold harmless the Indemnitee (on the demand of and to the satisfaction of such Indemnitee), to the fullest amount available or permitted under law, from and against any and all liabilities, obligations, losses, damages, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature (collectively, “Losses”) arising by reason of the fact that such Indemnitee is or was providing Services to Company (including its Affiliates) or is or was serving as a director, officer or other representative of Company or a Subsidiary at the request of Company except to the extent of acts or omissions that constitute fraud, gross negligence, bad faith, willful misconduct or a knowing violation of law by such Indemnitee, in each case as finally determined by a court of competent jurisdiction. The foregoing indemnification includes, without limitation, all reasonable legal fees, costs and expenses of defense, appeal and settlement of any and all suits, actions or proceedings instituted against such Indemnitee or Company (including its Affiliates) and all costs of investigation in connection therewith that may be imposed on, incurred by or asserted against the Indemnitee or Company (including its Affiliates) in any way relating to or arising out of, or alleged to relate to or arise out of, any action or inaction on the part of Company (including its Affiliates), or on the part of the Indemnitee, except to the extent of acts or omissions that constitute fraud, gross negligence, bad faith, willful misconduct or a knowing violation of law by such Indemnitee, in each case as finally determined by a court of competent jurisdiction. If any action, suit or proceeding shall be brought, filed, served, or be pending against Company (including its Affiliates) or the Indemnitee relating to or arising out of, or alleged to relate to or arise out of, any action or inaction on either of their parts, the Indemnitee shall have the right to employ, at the sole expense of Company, separate counsel of its choice in such action, suit or proceeding.

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The rights of any Indemnitee referred to above shall be in addition to any rights that such Indemnitee shall otherwise have at law or in equity.

Any expenses (including reasonable attorneys’ fees) incurred by any Indemnitee in defending or otherwise in connection with any action, suit or proceeding shall be paid by Company in advance of the final disposition of such matter if such Indemnitee expressly agrees to repay in full all such amounts if such Indemnitee shall ultimately be determined not to be entitled to indemnification under Section 9.1 hereof.

Without the prior written consent of the Company, no Indemnitee shall settle, compromise or consent to the entry of any judgment in, or otherwise seek to terminate any, claim, action, proceeding or investigation in respect of which indemnification could be sought hereunder unless (a) such Indemnitee indemnifies the Company from any liabilities arising out of such claim, action, proceeding or investigation, (b) such settlement, compromise or consent includes an unconditional release of the Company and Indemnitee from all liability arising out of such claim, action, proceeding or investigation and (c) the parties involved agree that the terms of such settlement, compromise or consent shall remain confidential.

Section 9.2 Insurance. The Company agrees that it shall maintain reasonably adequate insurance in support of the indemnity obligation set forth in this Article IX.

ARTICLE X

LIMITATION OF LIABILITY OF FGM

Section 10.1 Limitation of Liability. FGM shall not be liable for, and Company shall not take, or permit to be taken, any action against FGM to hold FGM liable for, any error of judgment or mistake of law or for any loss suffered by the Company or the Subsidiaries in connection with the performance of FGM’s duties under this Agreement, except for a loss resulting from gross negligence, bad faith, willful misconduct, or fraud or knowing violation of law on the part of FGM in the performance of its duties and obligations under this Agreement, in each case as finally determined by a court of competent jurisdiction.

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Section 10.2 Reliance of FGM. FGM may take and may act and rely upon:

(a) the opinion or advice of legal counsel, which may be in-house counsel to the Company or FGM, any U.S.-based law firm, or other legal counsel reasonably acceptable to the Board, in relation to the interpretation of this Agreement or any other document (whether statutory or otherwise) or generally in connection with the Company;

(b) advice, opinions, statements or information from bankers, accountants, auditors, valuation consultants and other Persons consulted by FGM who have been reasonably selected by FGM in good faith; and

(c) any other document or other information provided to FGM in connection with the Company or the Subsidiaries upon which it is reasonable for FGM to rely. FGM shall not be liable for anything done, suffered or omitted by it in good faith in reliance upon such opinion, advice, statement, information or document.

ARTICLE XI

LEGAL ACTIONS

Section 11.1 Third Party Claims.

(a) FGM shall notify the Company promptly of any claim made by any third party in relation to the assets of the Company and shall send to the Company any notice, claim, summons or writ served on FGM concerning the Company.

(b) FGM shall not, without the prior written consent of the Board, purport to accept or admit any claims or liabilities of which it receives notification pursuant to Section 11.1(a) hereof on behalf of the Company or make any settlement or compromise with any third party in respect of the Company.

ARTICLE XII

MISCELLANEOUS

Section 12.1 Obligation of Good Faith; No Fiduciary Duties. FGM shall perform its duties under this Agreement in good faith and for the benefit of the Company. The relationship of FGM to the Company is as an independent contractor and nothing in this Agreement shall be construed to impose on FGM an express or implied fiduciary duty. Neither FGM nor any of its officers or employees shall have any authority to act for, represent, bind or obligate the Company (including without limitation entering into engagement letters or other contractual arrangements with third parties to provide resources or services to the Company) except as specifically provided herein or except in their capacity as an officer or director of the Company.

Section 12.2 Binding Effect. This Agreement shall be binding upon, shall inure to the benefit of and be enforceable by the Parties hereto and their respective successors and permitted assigns.

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Section 12.3 Compliance. FGM shall (and must ensure that each of its officers, agents and employees) be in material compliance with any applicable law, including the Federal Securities Laws and the securities laws of any applicable jurisdiction and the Nasdaq Stock Market (or any successors thereto) rules and regulations, in each case, as in effect from time to time, to the extent that it concerns the functions of FGM under this Agreement.

Section 12.4 Effect of Termination. This Agreement shall be effective as of the Effective Date and shall continue in full force and effect during the Initial Term and any Automatic Renewal Term thereafter until termination hereof in accordance with Article VIII. The obligations of the Company set forth in Articles VIII and IX and Sections 7.2, 10.1, 12.5, 12.9 and 12.17 hereof shall survive such termination of this Agreement, subject to applicable law.

Section 12.5 Notices. Any notice or other communication required or permitted under this Agreement shall be deemed to have been duly given (i) five (5) Business Days following deposit in the mails if sent by registered or certified mail, postage prepaid, (ii) when sent, if sent by facsimile transmission, if receipt thereof is confirmed by telephone, (iii) when delivered, if delivered personally to the intended recipient, (iv) when receipt is electronically acknowledged, if sent by electronic mail, and (v) two (2) Business Days following deposit with a nationally recognized overnight courier service, in each case addressed as follows:

If to the Company, to:

FG Financial Group, Inc.

360 Central Ave., Suite 800

Saint Petersburg, Florida 33701

Attn:

If to FGM, to:

Fundamental Global Management, LLC

108 Gateway Blvd., Suite 204

Mooresville, North Carolina 28117

Attn:

or to such other address, email or facsimile number as any such Party may, from time to time, designate in writing to all other Parties hereto, and any such communication shall be deemed to be given, made or served as of the date so delivered or, in the case of any communication delivered by mail, as of the date so received.

Section 12.6 Headings. The headings in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

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Section 12.7 Applicable Law. This Agreement, the legal relations between and among the Parties and the adjudication and the enforcement thereof shall be governed by and interpreted and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

Section 12.8 Arbitration; Submission to Jurisdiction; Waiver of Jury Trial.

(a) Except for injunctive or other equitable relief or as otherwise provided in this Agreement, any and all legal action or proceeding brought with respect to any of the obligations arising under or relating to this Agreement shall be resolved by binding arbitration in Charlotte, North Carolina, before three (3) arbitrators independent of the parties and selected in accordance with, and the arbitration shall be administered by JAMS pursuant to, JAMS’ Comprehensive Arbitration Rules and Procedures excluding its optional Arbitration Appeal procedures. All arbitration proceedings will be closed to the public and confidential, and all records relating thereto will be permanently sealed, except as necessary to obtain court confirmation of the judgment of the arbitrator, and except as necessary to give effect to res judicata and collateral estoppel, in which case, all filings with any court shall be sealed to the extent permissible by the court. Nothing in this Section 12.8(a) is intended to, or shall, preclude a party to the arbitration from communicating with, or making disclosures to his, her, or its lawyers, tax advisors, auditors and insurers, as necessary and appropriate or from making such other disclosures as may be required by any applicable law. To the maximum extent permitted by Law, the decision of the arbitrator shall be final and binding and not be subject to appeal. If a party against whom the arbitrator renders an award fails to abide by such award, the other party may seek to enforce such award in any court of competent jurisdiction.

(b) Except as provided in Section 12.8(a), each of the Parties submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, provided that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal action or proceeding may be brought in any federal court located in the State of Delaware and each of the Parties hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts. Each Party hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Party. Each Party irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its address for notices set forth in Section 12.5 hereof; such service to become effective ten (10) days after such mailing. Each Party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other documents contemplated hereby that service of process was in any way invalid or ineffective. The foregoing shall not limit the rights of any Party to serve process in any other manner permitted by applicable law. The foregoing consents to jurisdiction shall not constitute general consents to service of process in the State of Delaware for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective Parties.

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(a) Each of the Parties hereby waives any right it may have under the laws of any jurisdiction to commence by publication any legal action or proceeding with respect this Agreement. To the fullest extent permitted by applicable law, each of the Parties hereby irrevocably waives the objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement in any of the courts referred to in this Section 12.8 and hereby further irrevocably waives and agrees not to plead or claim that any such court is not a convenient forum for any such suit, action or proceeding.

(b) The Parties agree that any judgment obtained by any Party or its successors or assigns in any action, suit or proceeding referred to above may, in the discretion of such Party (or its successors or assigns), be enforced in any jurisdiction, to the extent permitted by applicable law.

(c) The Parties agree that the remedy at law for any breach of this Agreement may be inadequate and that should any dispute arise concerning any matter hereunder, this Agreement shall be enforceable in a court of equity by an injunction or a decree of specific performance. Such remedies shall, however, be cumulative and nonexclusive, and shall be in addition to any other remedies which the Parties may have.

(d) Each Party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation as between the Parties directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby or disputes relating hereto. Each Party (i) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other Parties have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 12.8.

Section 12.9 Amendment; Waivers. No term or condition of this Agreement may be amended, modified or waived without the prior written consent of the Party against whom such amendment, modification or waiver will be enforced; provided, that any amendment of Article VII shall not be effective as to any Party hereto unless, in addition to the above, it is approved by a unanimous vote of the Independent Directors. Any waiver granted hereunder shall be deemed a specific waiver relating only to the specific event giving rise to such waiver and not as a general waiver of any term or condition hereof.

Section 12.10 Remedies to Prevailing Party. If any action at law or equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

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Section 12.11 Severability. Each provision of this Agreement is intended to be severable from the others so that if, any provision or term hereof is illegal, invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect or impair the validity of the remaining provisions and terms hereof; provided, however, that the provisions governing payment of the Shared Services Fee described in Article VII hereof are not severable.

Section 12.12 Benefits Only to Parties. Except with respect to Indemnitees as provided in Article IX, nothing expressed by or mentioned in this Agreement is intended or shall be construed to give any Person other than the Parties and their respective successors or permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the Parties and their respective successors and permitted assigns, and for the benefit of no other Person.

Section 12.13 Further Assurances. Each Party hereto shall take any and all such actions, and execute and deliver such further agreements, consents, instruments and any other documents as may be necessary from time to time to give effect to the provisions and purposes of this Agreement.

Section 12.14 No Strict Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

Section 12.15 Entire Agreement. This Agreement, including the Schedules attached hereto which are incorporated herein by reference, constitutes the sole and entire agreement of the Parties with regards to the subject matter of this Agreement. Any written or oral agreements, statements, promises, negotiations or representations not expressly set forth in this Agreement are of no force and effect.

Section 12.16 Assignment. This Agreement shall not be assignable by either Party without the prior written consent of the other Party, except by FGM to any Person with which FGM may merge or consolidate or to which FGM transfers substantially all of its assets, or to an Affiliate of FGM, and then only in the event that such assignee assumes all of the obligations to the Company and the Subsidiaries hereunder.

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Section 12.17 Confidentiality.

(a) FGM shall not, and FGM shall cause its Affiliates and their respective agents and representatives not to, at any time from and after the date of this Agreement, directly or indirectly, disclose or use any confidential or proprietary information involving or relating to (x) the Company, including any information contained in the books and records of the Company and (y) the Subsidiaries, including any information contained in the books and records of any such Subsidiaries; provided, however, that disclosure and use of any information shall be permitted (i) with the prior written consent of the Company, (ii) as, and solely to the extent, necessary or required for the performance by FGM, any of its Affiliates or its delegates of any of their respective obligations under this Agreement, (iii) as, and to the extent, necessary or required in the operation of the Company’s business or operations in the Ordinary Course of Business, (iv) to the extent such information is generally available to, or known by, the public or otherwise has entered the public domain (other than as a result of disclosure in violation of this Section 12.17 by FGM or any of its Affiliates) or has been independently developed by FGM without any reliance on confidential information of the Company, (v) as, and to the extent, necessary or required by any governmental order, applicable law or any governmental or regulatory authority, subject to Section 12.17(c), and (vi) as, and to the extent, necessary or required or reasonably appropriate in connection with the enforcement of any right or remedy relating to this Agreement or any other agreement between FGM and the Company or any of the Subsidiaries.

(b) For the avoidance of doubt, confidential information includes business plans, financial information, operational information, strategic information, legal strategies or legal analysis, formulas, production processes, lists, names, research, marketing, sales information and any other information similar to any of the foregoing or serving a purpose similar to any of the foregoing with respect to the business or operations of the Company or any of the Subsidiaries. However, the Parties are not required to mark or otherwise designate information as “confidential or proprietary information,” “confidential” or “proprietary” in order to receive the benefits of this Section 12.17.

(c) In the event that FGM is required by governmental order, applicable law or any governmental or regulatory authority to disclose any confidential information of the Company or any of the Subsidiaries that is subject to the restrictions of this Section 12.17, FGM shall (i) notify the Company or any of the Subsidiaries in writing as soon as possible, unless it is otherwise affirmatively prohibited by such governmental order, applicable law or such governmental or regulatory authority from notifying the Company or any such Subsidiaries, as the case may be, (ii) cooperate with the Company or any such Subsidiaries to preserve the confidentiality of such confidential information consistent with the requirements of such governmental order, applicable law or such governmental or regulatory authority and (iii) use its commercially reasonable efforts to limit any such disclosure to the minimum disclosure necessary or required to comply with such governmental order, applicable law or such governmental or regulatory authority, in each case, at the sole cost and expense of the Company.

(d) Nothing in this Section 12.17 shall prohibit FGM from keeping or maintaining any copies of any records, documents or other information that may contain information that is otherwise subject to the requirements of this Section 12.17, subject to its compliance with this Section 12.17.

(e) FGM shall be responsible for any breach or violation of the requirements of this Section 12.17 by any of its agents or representatives.

Section 12.18 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, the Parties have executed this Shared Services Agreement as of the date first written above to be effective as of the Effective Date.

FG FINANCIAL GROUP, INC.

By:	/s/ Larry G. Swets, Jr.
Name:	Larry G. Swets, Jr.
Title:	Chief Executive Officer

Fundamental Global Management, LLC

By:	/s/ Kyle Cerminara
Name:	Kyle Cerminara
Title:	Manager

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Schedule A

Services

Subject to Article VII, FGM agrees and covenants that it shall perform the following services:

(a) manage the Company’s and the Subsidiaries’ day-to-day business and operations, including assisting the Company and the Subsidiaries in complying with all regulatory requirements applicable to the Company and the Subsidiaries in respect of the Company’s and the Subsidiaries’ business activities;

(b) evaluate the financial and operational performance of any of the Subsidiaries, including monitoring the business and operations thereof, and the financial performance of any of the Company’s or the Subsidiaries’ other assets;

(c) provide, as determined necessary by FGM and in accordance with the terms and conditions of this Agreement and the Governing Documents, a management team to serve as executive officers of the Company and the Subsidiaries or as members of the Board (subject to applicable regulatory requirements and the terms of this Agreement); and

(d) subject to the other provisions of this Agreement, perform any other services for and on behalf of the Company and the Subsidiaries to the extent that such services are consistent with those that are customarily performed by the executive officers and employees of a publicly listed company.

The foregoing Services shall include, but are not limited to, the following: (1) working with the Company’s CFO and other staff to ensure that the Company and the Subsidiaries are establishing and maintaining books and records in accordance with customary practice and GAAP; (2) recommend to the Board changes or other modifications in the capital structure of the Company or the Subsidiaries, including repurchases; (3) recommend to the Board the engagement of or, if approval is not otherwise required hereunder, engage agents, consultants or other third party service providers to the Company and the Subsidiaries, including accountants, lawyers or experts, in each case, as may be needed by the Company or the Subsidiaries from time to time; (4) maintain the Company’s and the Subsidiaries’ property and assets in the Ordinary Course of Business; (5) manage or oversee litigation, administrative or regulatory proceedings, investigations or any other reviews of the Company’s and/or the Subsidiaries’ business or operations that may arise in the Ordinary Course of Business or otherwise, subject to the approval of the Board to the extent necessary in connection with the settlement, compromise, consent to the entry of an order or judgment or other agreement resolving any of the foregoing; (6) establish and maintain appropriate insurance policies with respect to the Company’s and the Subsidiaries’ business and operations; (7) recommend to the Board the payment of dividends or other distributions on the equity interests of the Company; and (8) working with the Company’s CFO to ensure timely calculation of taxes payable, and the filing of all taxes return due, by the Companies and the Subsidiaries.